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                                                                Exhibit 3.(iii)
                   FILED

            IN THE OFFICE OF THE
         SECRETARY OF STATE OF THE
              STATE OF NEVADA

               OCT 26, 1987

FRANKIE SUE DEL PAPA   SECRETARY OF STATE

        /s/ Frankie Sue Del Papa
        ------------------------
                No. 3947-85


                            CERTIFICATE OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                      NEVADA MANHATTAN MINING INCORPORATED

         We the undersigned as President and Secretary of Nevada Manhattan Mining Incorporated, do hereby certify:

                 That the Board of Directors of said corporation at a meeting duly convened and held on the 6th day of October, 1987, adopted a resolution to amend the original Articles as follows:

                 Article V shall be amended to read as follows:

         "The total number of shares which the Corporation is to have the authority to issue is 50,000,000. The number of authorized shares which the Corporation designates as one cent per share par value is 50,000,000 and each such share shall be one of class known as COMMON."

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 10,000,000 shares, one cent per share par value; that the said change and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.




                                        /s/  CHRIS MICHAELS
                                       -----------------------------------
                                       CHRIS MICHAELS, President


                                         /s/  DREW LAMBO
                                       -----------------------------------
                                       DREW LAMBO, Secretary

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STATE OF NEVADA  )
                 )  SS:
COUNTY OF CLARK  )


        On this 22nd day of October, 1987, personally appeared before me a Notary Public, Chris Michaels who acknowledged that he executed the above instrument.


                                      SEAL

                                SUSAN L. ALCORN
                         Notary Public-State of Nevada
                                  Clark County
                      My Appointment Expires July 5, 1988



                                         /s/ SUSAN L. ALCORN
                                         ----------------------------------
                                         NOTARY PUBLIC



STATE OF NEVADA  )
                 )  SS:
COUNTY OF CLARK  )


        On this 22nd day of October, 1987, personally appeared before me a Notary Public, Drew Lambo who acknowledged that he executed the above instrument.


                                      SEAL

                                SUSAN L. ALCORN
                         Notary Public-State of Nevada
                                  Clark County
                      My Appointment Expires July 5, 1988


                                         /s/ SUSAN L. ALCORN
                                         ----------------------------------
                                         NOTARY PUBLIC